Exhibit 99.1

2858 De La Cruz Boulevard, Santa Clara CA 95050 USA
+1.408.280.7900 www.pdf.com

News Release

Company Contacts:
Adnan Raza	Sonia Segovia
Chief Financial Officer	Investor Relations
Tel: (408) 280-7900	Tel: (408) 938-6491
Email: adnan.raza@pdf.com	Email: sonia.segovia@pdf.com

PDF Solutions® Reports Third Quarter 2025 Financial Results,

Announcing Record Third Quarter 2025 Total Revenues

Santa Clara, CA, November 6, 2025 – PDF Solutions, Inc. (Nasdaq: PDFS), a leading provider of comprehensive data solutions for the semiconductor and electronics ecosystem, today announced financial results for its third quarter ended September 30, 2025.

Financial Highlights of Third Quarter 2025

●	Record quarterly total revenues of $57.1 million, up 23% over last year’s comparable quarter
●	GAAP gross margin of 72% and non-GAAP gross margin of 76%
●	GAAP operating margin of 8% and non-GAAP operating margin of 23%
●	GAAP diluted earnings per share (EPS) of $0.03 and non-GAAP diluted EPS of $0.25
●	Ending backlog of $292.0 million

Total revenues for the third quarter of 2025 were $57.1 million, compared to $51.7 million for the second quarter of 2025 and $46.4 million for the third quarter of 2024.

GAAP gross margin for the third quarter of 2025 was 72%, compared to 71% for the second quarter of 2025 and 73% for the third quarter of 2024.

Non-GAAP gross margin for the third quarter of 2025 was 76%, compared to 76% for the second quarter of 2025 and 77% for the third quarter of 2024.

GAAP operating margin for the third quarter of 2025 was 8%, compared to 2% for the second quarter of 2025 and 5% for the third quarter of 2024.

Non-GAAP operating margin for the third quarter of 2025 was 23%, compared to 19% for the second quarter of 2025 and 21% for the third quarter of 2024.

GAAP net income for the third quarter of 2025 was $1.3 million, or $0.03 per diluted share, compared to net income of $1.1 million, or $0.03 per diluted share, for the second quarter of 2025, and net income of $2.2 million, or $0.06 per diluted share, for the third quarter of 2024.

Non-GAAP net income for the third quarter of 2025 was $9.8 million, or $0.25 per diluted share, compared to non-GAAP net income of $7.3 million, or $0.19 per diluted share, for the second quarter of 2025, and non-GAAP net income of $9.9 million, or $0.25 per diluted share, for the third quarter of 2024.

Financial Outlook

“The third quarter of 2025 drove strong customer activity and platform development, propelled by AI-driven digitization. We ended the quarter with solid backlog due primarily to new bookings. The PDF Platform, spanning analytics, AI/Model Ops, enterprise connectivity, and leading edge solutions including the eProbe, empowers customers to ramp and control advanced manufacturing. With a strong portfolio and momentum, we reaffirm our 21-23% annual revenue growth prior guidance range for this year,” said John Kibarian, CEO and President.

PDF Solutions® Reports Third Quarter 2025 Financial Results, Announcing Record Third Quarter 2025 Total Revenue

Conference Call

As previously announced, PDF Solutions will discuss these results on a live conference call beginning at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time today. To participate on the live call, please dial (888) 596-4144 within the United States and Canada, or (646) 968-2525 outside of the United States and Canada. You will need to reference Conference ID Number 9440894. We encourage participants to dial into the call ten minutes ahead of the scheduled time. The teleconference will also be webcast simultaneously on the Company’s website at https://ir.pdf.com/webcasts. A replay of the conference call webcast will be available after the call on the Company’s investor relations website. A copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the comparable GAAP measures, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will also be available on PDF Solutions’ website at http://www.pdf.com/press-releases on and following the date of this release.

Third Quarter 2025 Financial Commentary Available Online

A Management Report reviewing the Company’s third quarter 2025 financial results will be furnished to the Securities and Exchange Commission on Form 8-K and published on the Company’s website at http://ir.pdf.com/financial-reports. Analysts and investors are encouraged to review this commentary prior to participating in the conference call.

Information Regarding Use of Non-GAAP Financial Measures

In addition to providing results that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”), PDF Solutions also provides certain non-GAAP financial measures. Non-GAAP gross profit and margin exclude stock-based compensation expense and the amortization of acquired technology under costs of revenues. Non-GAAP net income excludes stock-based compensation expense, amortization of acquired technology under costs of revenues, amortization of other acquired intangible assets, amortization of debt issuance costs and the effects of certain non-recurring items, such as expenses for certain legal proceedings, acquisition-related and integration costs, recovery from previously written-off property and equipment, and their related income tax effects, as applicable, as well as adjustments for the valuation allowance for deferred tax assets and reconciling items. These non-GAAP financial measures are used by management internally to measure the Company’s profitability and performance. PDF Solutions’ management believes that these non-GAAP measures provide useful supplemental information to investors regarding the Company’s ongoing operations in light of the fact that none of these categories of expense and income has a current effect on the future uses of cash (with the exception of expenses related to certain legal proceedings and acquisition-related and integration costs) nor do they impact the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may differ from similarly titled non-GAAP measures used by other companies. In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income or loss as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity. Since management uses these non-GAAP financial measures internally to measure profitability and performance, PDF Solutions has included these non-GAAP measures to give investors an opportunity to see the Company’s financial results as viewed by management. A reconciliation of the comparable GAAP financial measures to the non-GAAP financial measures is provided at the end of the Company’s unaudited condensed consolidated financial statements presented below.

PDF Solutions® Reports Third Quarter 2025 Financial Results, Announcing Record Third Quarter 2025 Total Revenue

About PDF Solutions

PDF Solutions (Nasdaq: PDFS) provides comprehensive data solutions designed to empower organizations across the semiconductor and electronics industry ecosystems to improve the yield and quality of their products and operational efficiency for increased profitability. The Company’s products and services are used by Fortune 500 companies across the semiconductor ecosystem to achieve smart manufacturing goals by connecting and controlling equipment, collecting data generated during manufacturing and test operations, and performing advanced analytics and machine learning to enable profitable, high-volume manufacturing.

Founded in 1991, PDF Solutions is headquartered in Santa Clara, California, with operations across North America, Europe, and Asia. The Company (directly or through one or more subsidiaries) is an active member of SEMI, INEMI, TPCA, IPC, the OPC Foundation, and DMDII. For the latest news and information about PDF Solutions or to find office locations, visit https://www.pdf.com/.

PDF Solutions and the PDF Solutions logo are trademarks or registered trademarks of PDF Solutions, Inc. or its subsidiaries.

Forward-Looking Statements

This press release and the planned conference call include forward-looking statements regarding the Company’s future expected business performance and financial results, including expectations about total revenue growth for 2025, portfolio strength and momentum and other statements identified by words such as “could,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “will,” “would,” or similar expressions and the negatives of those terms, that are subject to future events and circumstances. Other than statements of historical fact, all statements contained in this press release and the planned conference call are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those expressed in these forward-looking statements. Risks and uncertainties that could cause results to differ materially include risks associated with: the effectiveness of the Company’s business and technology strategies; current semiconductor industry trends and competition; rates of adoption of the Company’s solutions by new and existing customers; project milestones or delays and performance criteria achieved; cost and schedule of new product development and investments in research and development; the continuing impact of macroeconomic conditions, including inflation, changing interest rates and tariffs, the evolving trade regulatory environment and geopolitical tensions, government shutdowns, and other trends impacting the semiconductor industry, the Company’s customers, operations, and supply and demand for its products; supply chain disruptions; changes in laws and regulations, including recent tax and data privacy laws and regulations, or the interpretation or enforcement thereof; the success of the Company’s strategic growth opportunities and partnerships; recent and future acquisitions, strategic alliances and relationships and the Company’s ability to successfully integrate acquired businesses and technologies; whether the Company can successfully convert backlog into revenue; customers’ production volumes under contracts that provide Gainshare; the sufficiency of the Company’s cash resources and anticipated funds from operations; the Company’s ability to obtain additional financing if needed and its ability to use support and updates for certain open-source software; and other risks and uncertainties discussed in PDF Solutions’ periodic public filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2024, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and any amendments to such reports. All forward-looking statements made in this press release and the conference call are made as of the date hereof, and PDF Solutions does not assume any obligation to update such statements nor the reasons why actual results could differ materially from those projected in such statements.

PDF Solutions® Reports Third Quarter 2025 Financial Results, Announcing Record Third Quarter 2025 Total Revenue

PDF SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands)

	September 30,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$35,880	$90,594
Short-term investments	—	24,291
Accounts receivable, net	74,949	73,649
Prepaid expenses and other current assets	35,292	17,445
Total current assets	146,121	205,979
Property and equipment, net	71,921	48,465
Operating lease right-of-use assets, net	5,160	4,029
Goodwill	96,780	14,953
Intangible assets, net	54,246	12,307
Deferred tax assets, net	203	43
Other non-current assets	31,968	29,513
Total assets	$406,399	$315,289

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,653	$8,255
Accrued compensation and related benefits	17,311	16,855
Accrued and other current liabilities	8,661	8,752
Operating lease liabilities ‒ current portion	1,970	1,675
Deferred revenues ‒ current portion	21,247	25,005
Current portion of long-term debt, net	2,238	—
Total current liabilities	66,080	60,542
Long-term income taxes	3,301	2,915
Non-current operating lease liabilities	4,256	3,504
Long-term debt, net	65,320	—
Other non-current liabilities	3,060	2,291
Total liabilities	142,017	69,252

Stockholders’ equity:
Common stock and additional paid-in capital	526,532	502,908
Treasury stock, at cost	(165,542)	(159,352)
Accumulated deficit	(94,580)	(93,988)
Accumulated other comprehensive loss	(2,028)	(3,531)
Total stockholders’ equity	264,382	246,037
Total liabilities and stockholders’ equity	$406,399	$315,289

PDF Solutions® Reports Third Quarter 2025 Financial Results, Announcing Record Third Quarter 2025 Total Revenue

PDF SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share amounts)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2025 (1)	2025 (1)	2024	2025 (1)	2024

Revenues:
Analytics	$54,662	$48,822	$44,750	$145,955	$121,327
Integrated yield ramp	2,453	2,906	1,659	10,666	8,053
Total revenues	57,115	51,728	46,409	156,621	129,380

Costs and Expenses:
Costs of revenues	15,840	14,886	12,484	43,681	38,243
Research and development	15,435	14,913	13,516	44,976	39,149
Selling, general, and administrative	19,944	19,744	18,094	63,060	50,851
Amortization of acquired intangible assets	1,069	1,068	196	2,515	714
Income from operations	4,827	1,117	2,119	2,389	423
Interest expense	(1,238)	(1,242)	—	(2,791)	—
Other income (expense), net	(102)	196	1,511	964	4,682
Income before income tax benefit (expense)	3,487	71	3,630	562	5,105
Income tax benefit (expense)	(2,193)	1,075	(1,424)	(1,154)	(1,587)
Net income (loss)	$1,294	$1,146	$2,206	$(592)	$3,518

Net income (loss) per share:
Basic	$0.03	$0.03	$0.06	$(0.02)	$0.09
Diluted	$0.03	$0.03	$0.06	$(0.02)	$0.09

Weighted average common shares used to calculate net income (loss) per share:
Basic	39,500	39,148	38,710	39,247	38,542
Diluted	39,619	39,260	39,105	39,247	39,028

(1)	Analytics Revenue includes revenue from SecureWise LLC, a wholly owned subsidiary we acquired in March 2025.

PDF Solutions® Reports Third Quarter 2025 Financial Results, Announcing Record Third Quarter 2025 Total Revenue

PDF SOLUTIONS, INC.

RECONCILIATION OF GAAP GROSS MARGIN TO NON-GAAP GROSS MARGIN (UNAUDITED)

(In thousands)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2025	2025	2024	2025	2024

GAAP
Total revenues	$57,115	$51,728	$46,409	$156,621	$129,380
Costs of revenues	15,840	14,886	12,484	43,681	38,243
GAAP gross profit	$41,275	$36,842	$33,925	$112,940	$91,137
GAAP gross margin	72%	71%	73%	72%	70%

Non-GAAP
GAAP gross profit	$41,275	$36,842	$33,925	$112,940	$91,137
Adjustments to reconcile GAAP to non-GAAP gross margin:
Stock-based compensation expense	1,274	1,257	1,366	3,873	3,751
Amortization of acquired technology	998	998	584	2,674	1,752
Non-GAAP gross profit	$43,547	$39,097	$35,875	$119,487	$96,640
Non-GAAP gross margin	76%	76%	77%	76%	75%

RECONCILIATION OF GAAP OPERATING MARGIN TO NON-GAAP OPERATING MARGIN (UNAUDITED)

(In thousands)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2025	2025	2024	2025	2024

GAAP income from operations	$4,827	$1,117	$2,119	$2,389	$423
GAAP operating margin	8%	2%	5%	2%	<1%
Adjustments to reconcile GAAP to non-GAAP operating margin:
Stock-based compensation expense	6,264	6,199	6,730	19,059	18,540
Amortization of acquired intangible assets	2,067	2,066	780	5,189	2,466
Expenses for certain legal proceedings (1)	170	112	—	397	—
Acquisition-related and integration costs	22	159	—	4,526	—
Non-GAAP income from operations	$13,350	$9,653	$9,629	$31,560	$21,429
Non-GAAP operating margin	23%	19%	21%	20%	17%

(1)	Represents legal costs and expenses related to certain litigation and an arbitration proceeding, which are expected to continue until these matters are resolved.

PDF Solutions® Reports Third Quarter 2025 Financial Results, Announcing Record Third Quarter 2025 Total Revenue

PDF SOLUTIONS, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (UNAUDITED)

(In thousands, except per share amounts)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2025	2025	2024	2025	2024

GAAP net income (loss)	$1,294	$1,146	$2,206	$(592)	$3,518
Adjustments to reconcile GAAP net income (loss) to non-GAAP net income:
Stock-based compensation expense	6,264	6,199	6,730	19,059	18,540
Amortization of acquired intangible assets	2,067	2,066	780	5,189	2,466
Expenses for certain legal proceedings (1)	170	112	—	397	—
Acquisition-related and integration costs	22	159	—	4,526	—
Recovery from previously written-off property and equipment	—	(663)	(55)	(663)	(55)
Amortization of debt issuance costs	54	71	—	130	—
Tax impact of valuation allowance for deferred tax assets and reconciling items (2)	(66)	(1,789)	262	(2,825)	(1,710)
Non-GAAP net income	$9,805	$7,301	$9,923	$25,221	$22,759

GAAP net income (loss) per diluted share	$0.03	$0.03	$0.06	$(0.02)	$0.09
Non-GAAP net income per diluted share	$0.25	$0.19	$0.25	$0.64	$0.58

Weighted average common shares used in GAAP net income (loss) per diluted share calculation	39,619	39,260	39,105	39,247	39,028
Weighted average common shares used in non-GAAP net income per diluted share calculation	39,619	39,260	39,105	39,390	39,028

(1)	Represents legal costs and expenses related to certain litigation and an arbitration proceeding, which are expected to continue until these matters are resolved.
(2)

The difference between the GAAP and non-GAAP income tax provisions is primarily due to the valuation allowance on a GAAP basis and non-GAAP adjustments. For example, on a GAAP basis, the Company does not receive a deferred tax benefit for foreign tax credits or research and development credits after the valuation allowance. The Company’s non-GAAP tax rate and resulting non-GAAP tax expense is not calculated with a full U.S. federal or state valuation allowance due to the Company’s cumulative non-GAAP income and management’s conclusion that it is more likely than not to utilize its net deferred tax assets (DTAs). Each reporting period, management evaluates the need for a valuation allowance and may place a valuation allowance against its U.S. net DTAs on a non-GAAP basis if it concludes it is more likely than not that it will not be able to utilize some or all of its U.S. DTAs on a non-GAAP basis.